Exhibit 4.2

HANESBRANDS INC.
AND EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO
6.375% SENIOR NOTES DUE 2020
FOURTH SUPPLEMENTAL INDENTURE
Dated as of November 9, 2010
Branch Banking and Trust Company
Trustee

CROSS-REFERENCE TABLE

Trust Indenture			Supplemental/Base
Act Section			Indenture Section
310	(a)	(1)	7.10 of the Base Indenture
	(a)	(2)	7.10 of the Base Indenture
	(a)	(3)	N.A.
	(a)	(4)	N.A.
	(a)	(5)	7.10 of the Base Indenture
	(b)		7.10 of the Base Indenture
	(c)		N.A.
311	(a)		7.11 of the Base Indenture
	(b)		7.11 of the Base Indenture
	(c)		N.A.
312	(a)		2.06 of the Base Indenture
	(b)		13.03
	(c)		13.03
313	(a)		7.6 of the Base Indenture
	(b)	(2)	7.6; 7.7 of the Base Indenture
	(c)		7.6 of the Base Indenture; 13.02
	(d)		7.6 of the Base Indenture
314	(a)		4.03; 13.02; 13.05
	(c)	(1)	13.04
	(c)	(2)	13.04
	(c)	(3)	N.A.
	(d)		N.A.
	(e)		13.05
	(f)		N.A.
315	(a)		7.1 of the Base Indenture
	(b)		7.5 of the Base Indenture, 13.02
	(c)		7.1 of the Base Indenture
	(d)		7.1 of the Base Indenture
	(e)		6.11

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Trust Indenture				Supplemental/Base
Act Section				Indenture Section
316	(a) (last sentence)			2.10 of the Base Indenture
	(a)	(1)	(A)	6.05
	(a)	(1)	(B)	6.04
	(a)	(2)		N.A.
	(b)			6.07
	(c)			2.04
317	(a)	(1)		6.08
	(a)	(2)		6.09
	(b)			2.5 of the Base Indenture
318	(a)			N.A.
	(b)			N.A.
	(c)			13.01
N.A. means not applicable.

*	This Cross Reference Table is not part of this Supplemental Indenture.

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EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Note Guarantee
Exhibit C	Form of Supplemental Indenture
Exhibit D	Form of Certificate of Transfer
Exhibit E	Form of Certificate of Exchange
Exhibit F	Form of Certificate of Transferee

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     THIS FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of November 9, 2010 among Hanesbrands Inc., a Maryland corporation (the “Company”), the Subsidiary Guarantors (as defined below) and Branch Banking and Trust Company, a North Carolina state banking corporation, as trustee (the “Trustee”) under the indenture, dated as of August 1, 2008, between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by this Supplemental Indenture, in respect of the Notes, the “Indenture”). Upon execution and delivery by all parties hereto, the Indenture shall be effective as to all such parties.
     The Company and the Subsidiary Guarantors have duly authorized, executed and delivered the Base Indenture to provide for the issuance from time to time of the Company’s debentures, notes or other debt instruments (herein called the “Securities”), to be issued in one or more series, and the Guarantee by each of the Subsidiary Guarantors of the Securities, as the Base Indenture provides.
     The Base Indenture provides, among other things, that the Company, the Subsidiary Guarantors and the Trustee may enter into indentures supplemental to the Base Indenture to establish the form or terms of any Security.
     The Company desires to execute this Supplemental Indenture to establish the form and terms, and to provide for the issuance, of a series of senior notes designated as 6.375% Senior Notes due 2020 in an aggregate principal amount of $1,000,000,000 (the “Initial Notes”).
     From time to time subsequent to the Closing Date, the Company may, if permitted to do so pursuant to the terms of the Indenture, the Initial Notes and the terms of its other indebtedness existing on such future date, issue additional senior notes of the same series as the Initial Notes in accordance with this Supplemental Indenture (the “Additional Notes” and, together with the Initial Notes, the “Notes”), pursuant to this Supplemental Indenture.
     The Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Securities. Accordingly, each Subsidiary Guarantor has duly authorized the execution and delivery of this Supplemental Indenture to provide for its unconditional and joint and several Guarantee of the Notes to the extent provided for in or pursuant to the Indenture.
     This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.
     All things necessary have been done to make the Notes, upon execution, authentication and delivery of the Notes, the valid and legally binding obligations of the Company and to make this Supplemental Indenture, upon execution and delivery of this Supplemental Indenture, a valid and legally binding agreement of the Company, in accordance with their and its terms.
     All things necessary have been done to make the Guarantees, upon execution and delivery of this Supplemental Indenture, the valid obligations of each of the Company and each Subsidiary Guarantor and to make the Indenture a valid and legally binding agreement of each of the Company and each Subsidiary Guarantor, in accordance with their and its terms.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
          SECTION 1.01 Definitions.
     “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes issued in reliance on Rule 144A.
     “Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary.
     “Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
     (1) the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent that dividends or similar distributions have been paid by such Person to the Company or a Restricted Subsidiary;
     (2) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.07, the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;
     (3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is at the time prohibited by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
     (4) any gains or losses (on an after tax basis) attributable to asset dispositions;
     (5) all extraordinary, unusual or non-recurring gains, charges, expenses or losses;

     (6) the cumulative effect of a change in accounting principles;
     (7) any non-cash compensation expenses recorded from grants of stock options, restricted stock, stock appreciation rights and other equity equivalents to officers, directors and employees;
     (8) any impairment charge or asset write off;
     (9) net cash charges associated with or related to any restructurings;
     (10) all (a) non-cash compensation expense, or other non-cash expenses or charges, arising from the sale of stock, the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation rights or similar arrangements); (b) any fees and expenses incurred by the Company and its Restricted Subsidiaries in connection with the Transactions, including without limitation, any cash expenses incurred in connection with the termination or modification of any Hedging Obligations in connection with the Transactions; (c) financial advisory fees, accounting fees, legal fees and similar advisory and consulting fees and related costs and expenses of the Company and its Restricted Subsidiaries incurred as a result of Asset Acquisitions, Investments, Asset Sales permitted under this Supplemental Indenture and the issuance of Capital Stock or Indebtedness, all determined in accordance with GAAP and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related Asset Acquisition, Investment or Asset Sale; and (d) expenses incurred by the Company or any Restricted Subsidiary to the extent reimbursed in cash by a third party;
     (11) all other non-cash charges, including unrealized gains or losses on agreements with respect to Hedging Obligations and all non-cash charges associated with announced restructurings, whether announced previously or in the future (such non-cash restructuring charges being “Non-Cash Restructuring Charges”); and
     (12) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).
     “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
     “Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:

     (1) 1.0% of the principal amount of such Note; or
     (2) the excess, if any, of:
     (a) the present value at such Redemption Date of (i) the redemption price of the Note at December 15, 2015, (such redemption price being set forth in the table appearing under Section 3.07) plus (ii) all required interest payments (excluding accrued and unpaid interest to such Redemption Date) due on the Note through December 15, 2015, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over
     (b) the principal amount of such Note.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
     “Asset Acquisition” means (1) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (2) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.
     “Asset Disposition” means the sale or other disposition by the Company or any of its Restricted Subsidiaries of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.
     “Asset Sale” means any sale, transfer or other disposition (including by way of merger or consolidation or Sale Leaseback Transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of:
     (1) all or any of the Capital Stock of any Restricted Subsidiary (other than sales of preferred stock that are permitted under Section 4.09);
     (2) all or substantially all of the property and assets of a division or line of business of the Company or any of its Restricted Subsidiaries; or
     (3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary, and in each case, that is not governed by Section 5.01; provided that “Asset Sale” shall not include:

     (a) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under Section 4.07;
     (b) sales, transfers or other dispositions of assets with a fair market value not in excess of $25.0 million in any transaction or series of related transactions;
     (c) any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;
     (d) the sale or discount of accounts receivable, but only in connection with the compromise or collection thereof, or the disposition of assets in connection with a foreclosure or transfer in lieu of a foreclosure or other exercise of remedial action;
     (e) any exchange of like property similar to (but not limited to) those allowable under Section 1031 of the Internal Revenue Code;
     (f) sales or grants of licenses to use the Company’s or any Restricted Subsidiary’s patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology;
     (g) transactions permitted under Section 5.01;
     (h) sales in connection with a Permitted Securitization or a Permitted Factoring Program;
     (i) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;
     (j) dispositions constituting leases, subleases, licenses or sublicenses of property (including intellectual property) in the ordinary course of business and which do not materially interfere with the business of the Company and its Subsidiaries (for the avoidance of doubt, other than any perpetual licenses of any material intellectual property);
     (k) any transfer constituting a taking, condemnation or other eminent domain proceeding; or
     (l) a grant of options to purchase, lease or acquire real or personal property in the ordinary course of business, so long as the disposition resulting from the exercise of such option would not constitute an “Asset Sale” under clauses (1), (2) or (3) of this definition, in each case, after giving effect to clauses (a) through (k) above.
     “Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     “Board of Directors” means, with respect to any Person, the Board of Directors of such Person, any duly authorized committee of such Board of Directors, or any Person to which the Board of Directors has properly delegated authority with respect to any particular matter. Unless otherwise indicated, the “Board of Directors” refers to the Board of Directors of the Company.
     “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
     “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York State.
     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all common stock and preferred stock.
     “Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
     “Capitalized Lease Obligations” means all monetary obligations of any Person and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, should be classified as Capitalized Leases and the Stated Maturity thereof shall be the date that the last payment of rent or any other amount due under such Capitalized Lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or penalty is due thereunder.
     “Change of Control” means such time as:
     (1) the adoption of a plan relating to the liquidation or dissolution of the Company;
     (2) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis;
     (3) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or
     (4) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act).
     “Clearstream” means Clearstream Banking, S.A.
     “Closing Date” means the date on which the Notes are originally issued under this Supplemental Indenture.
     “Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.
     “Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:
     (1) Fixed Charges;
     (2) amounts shown under the item “Taxes” on the Company’s income statement;
     (3) depreciation expense;
     (4) amortization expense; minus
     (5) to the extent included in determining such Adjusted Consolidated Net Income, the sum of (a) reversals (in whole or in part) of any restructuring charges previously treated as Non-Cash Restructuring Charges in any prior period, (b) all non cash items increasing Adjusted Consolidated Net Income, other than (A) the accrual of revenue consistent with past practice and (B) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase Consolidated EBITDA in a prior period;
all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP.
     “Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries); and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, in each case, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof), (2) any interest expense attributable to a Permitted Factoring Program, and (3) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.
     “Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the capital securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation with respect thereto) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.
     “continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
     “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.
     “Credit Agreement” means that certain Credit Agreement, dated December 10, 2009, among the Company as borrower, the guarantors party thereto, several banks and other financial institutions or entities from time to time party thereto as lenders, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent, Barclays Bank PLC and Goldman Sachs Credit Partners L.P., as co-documentation agents, Bank of America, N.A. and HSBC Securities (USA) Inc., as co-syndication agents, and JPMorgan Securities Inc., Banc of America Securities LLC, HSBC Securities (USA) Inc. and Barclays Capital, as joint lead arrangers and joint bookrunners.
     “Credit Facilities” means, with respect to the Company and its Restricted Subsidiaries, one or more debt facilities (including the Credit Agreement), commercial paper facilities, or indentures providing for revolving credit loans, term loans, notes or other financings or letters of credit, or other credit facilities, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time.
     “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Definitive Notes” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.05 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.05 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of the Indenture.
     “Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the date that is 91 days after the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date that is 91 days after the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the date that is 91 days after the Stated Maturity of the Notes; provided that only the portion of such Capital Stock which is so required to be redeemed, redeemable or convertible or exchangeable prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.10 and Section 4.15 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.10 and Section 4.15 provided further that, any class or series of Capital Stock of such Person that by its terms or otherwise, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of any Capital Stock that is not Disqualified Stock, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by delivery of such Capital Stock.
     “DTC” means The Depository Trust Company, a New York corporation.
     “Equity Offering” means (i) an offer and sale of Capital Stock (other than Disqualified Stock) of the Company or (ii) an offer and sale of Capital Stock (other than Disqualified Stock) of a direct or indirect parent entity of the Company (to the extent the net proceeds therefrom are contributed to the common equity capital of the Company) pursuant to (x) a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company or such direct or indirect parent company), or (y) a private issuance exempt from registration under the Securities Act.
     “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
     “Exchange Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “Exchange Notes” means the notes issued in the Exchange Offer pursuant to Section 2.07(f).
     “Existing Notes” means the Fixed Rate Senior Notes and the Floating Rate Senior Notes.
     “Existing Note Indentures” means the Fixed Rate Senior Note Indenture and the Floating Rate Senior Note Indenture.
     “fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by (i) for a transaction or series of related transactions in excess of $50.0 million, the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors or (ii) for a transaction or series of related transactions involving $50.0 million or less, by the chief financial officer, whose determination shall be conclusive if evidenced by a certificate to such effect.
     “Fiscal Year” means any period of fifty-two or fifty-three consecutive calendar weeks ending on the Saturday nearest to the last day of December; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2009 Fiscal Year”) refer to the Fiscal Year ending on the Saturday nearest to the last day of December of such calendar year; provided that in the event that the Company gives notice to the Trustee that it intends to change its Fiscal Year, Fiscal Year will mean any period of fifty-two or fifty-three consecutive calendar weeks or twelve consecutive calendar months ending on the date set forth in such notice.
     “Fixed Charge Coverage Ratio” means, for any Person on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee (the “Four Quarter Period”) to (2) the aggregate Fixed Charges during such Four Quarter Period. In making the foregoing calculation:
     (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the “Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date, in each case, as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

     (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;
     (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and
     (D) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt and without duplication, cost savings, synergies and operating expense reductions resulting from such Asset Disposition or Asset Acquisition whether or not such cost savings, synergies or operating expense reductions would be allowed under Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC).
     “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:
     (1) Consolidated Interest Expense plus
     (2) the product of (x) the amount of all cash dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than dividends payable solely in Capital Stock of such Person or such Restricted Subsidiary (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person) paid during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal, as determined on a consolidated basis in accordance with GAAP.
     “Fixed Rate Senior Notes” means the Company’s 8% Senior Notes due 2016 issued on December 10, 2009 pursuant to the Fixed Rate Senior Notes Indenture.

     “Fixed Rate Senior Note Indenture” means the Base Indenture, as amended and supplemented by the First Supplemental Indenture, dated December 10, 2009, among the Company, certain subsidiaries of the Company and Branch Banking and Trust Company, as Trustee, with respect to the Fixed Rate Senior Notes.
     “Floating Rate Senior Notes” means the Company’s Floating Rate Senior Notes issued on December 14, 2006 pursuant to the Floating Rate Senior Notes Indenture.
     “Floating Rate Senior Note Indenture” means the Indenture, dated December 14, 2006, among the Company, certain subsidiaries of the Company and Branch Banking and Trust Company, as Trustee, with respect to the Floating Rate Senior Notes.
     “Foreign Subsidiary” means any Restricted Subsidiary of the Company that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date as determined by the Public Company Accounting Oversight Board. All ratios and computations contained or referred to in this Supplemental Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Supplemental Indenture shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the offering of the Notes and (2) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.
     “Global Note Legend” means the legend set forth in Section 2.07(g)(2) hereof, which is required to be placed on all Global Notes issued under the Indenture.
     “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.07(b)(3), 2.07(b)(4), 2.07(d)(2) or 2.07(f) hereof.
     “Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s length terms and are entered into in the normal course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the normal course of business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Hedging Obligations” means, with respect to any Person, all liabilities of such Person under foreign exchange contracts, commodity hedging agreements, currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.
     “Holder” means a holder of any Notes.
     “Immaterial Subsidiary” shall mean, at any time, any Restricted Subsidiary of the Company that is designated by the Company as an “Immaterial Subsidiary” if and for so long as such Restricted Subsidiary, together with all other Immaterial Subsidiaries, has (i) total assets at such time not exceeding 5% of the Company’s consolidated assets as of the most recent fiscal quarter for which balance sheet information is available and (ii) total revenues and operating profit for the most recent 12-month period for which income statement information is available not exceeding 5% of the Company’s consolidated revenues and operating profit, respectively; provided, that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it guarantees any Indebtedness of the Company.
     “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an Incurrence of Indebtedness.
     “Indebtedness” means, with respect to any Person at any date of determination (without duplication):
          (1) the principal component of all indebtedness of such Person for borrowed money;
          (2) the principal component of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
          (3) the principal component of all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the normal course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);
          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;
          (5) all Capitalized Lease Obligations;
          (6) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;
          (7) the principal component of all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;
          (8) to the extent not otherwise included in this definition, obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements (other than Commodity Agreements, Currency Agreements and Interest Rate Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in commodity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and
          (9) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any, and any redemption or repurchase premium, if any.
     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:
     (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;
     (B) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and
     (C) Indebtedness shall not include:

     (i) any liability for federal, state, local or other taxes;
     (ii) obligations in respect of performance, bid and surety bonds and completion guarantees in respect of activities being performed by, on behalf of or for the benefit of the Company or its Restricted Subsidiaries;
     (iii) agreements providing for indemnification, adjustment of purchase price earn-out, incentive, non-compete, consulting, deferred compensation or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case, Incurred in connection with the acquisition or disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition);
     (iv) any liability for trade payables incurred in the ordinary course of business; or
     (v) any obligations (including letters of credit) incurred in the ordinary course of business in connection with workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements of the Company or any Restricted Subsidiary.
     “Indenture” means the Base Indenture, as amended and supplemented by this Supplemental Indenture, as it may be further amended or supplemented from time to time in accordance with the terms hereof.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement (whether fixed to floating or floating to fixed), interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.
     “Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (3) or (4) of Section 4.16. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Company or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with Section 4.10.
     “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
     “Leverage Ratio” means, as of any date, the ratio of
     (a) Total Debt of the Company outstanding on the last day of the most recently ended fiscal quarter for which reports have been filed with the SEC or provided to the Trustee;
     to
     (b) Consolidated EBITDA of the Company computed for the then most recent four fiscal quarters prior to such date for which reports have been filed with the SEC or provided to the Trustee (with Consolidated EBITDA calculated on a pro forma basis giving effect to all adjustments contemplated by the definition of “Fixed Charge Coverage Ratio”).
     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).
     “Material Adverse Effect” means a material adverse effect on (i) the business, financial condition, operations, performance, or assets of the Company or the Company and its Restricted Subsidiaries (other than a Receivables Subsidiary) taken as a whole, (ii) the rights and remedies of any Holder under the Indenture or (iii) the ability of the Company or its Restricted Subsidiaries to perform its obligations under the Indenture.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.
     “Net Cash Proceeds” means:
     (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:
     (1) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

     (2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole;
     (3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale;
     (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and
     (5) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and
     (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
     “Note Guarantee” means any Guarantee of the obligations of the Company under this Supplemental Indenture and the Notes by any Subsidiary Guarantor.
     “Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
     “Obligors” means each of the Company and all Subsidiary Guarantors and “Obligor” means each of the Company and each Subsidiary Guarantor individually.
     “Offer to Purchase” means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:
     (1) the provision of the Indenture pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

     (2) the purchase price and the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Payment Date”);
     (3) that any Note not tendered will continue to accrue interest pursuant to its terms;
     (4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
     (5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;
     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and
     (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.
     On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to an Offer to Purchase, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, any Senior Vice-President, any Vice-President or any Assistant Vice President of such Person.
     “Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
     “Permitted Additional Restricted Payment” means Restricted Payments made by the Company in an amount not to exceed $75.0 million during any Fiscal Year; provided, to the extent that the amount of Permitted Additional Restricted Payments made by the Company during any Fiscal Year is less than the aggregate amount permitted (including after giving effect to this proviso) for such Fiscal Year, then such unutilized amount may be carried forward and utilized by the Company to make Permitted Additional Restricted Payments in any succeeding Fiscal Year or Years; provided further that, for each Fiscal Year, the amount shall be increased by an additional $120.0 million so long as both before and after giving effect to such Restricted Payment, the Leverage Ratio is less than 3.75:1.00.
     “Permitted Business” means the business of the Company and its Subsidiaries engaged in on the Closing Date and any other activities that are reasonably related, supportive, complementary, ancillary or incidental thereto or reasonable extensions thereof.
     “Permitted Factoring Program” means any and all agreements or facilities entered into by the Company or any of its Subsidiaries for the purpose of factoring its receivables or payables for cash consideration.
     “Permitted Investment” means:
     (1) an Investment in the Company or any Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (including, if as a result of such Investment, such Person is merged or consolidated with or into or transfers or conveys all or substantially all its assets to the Company or any Restricted Subsidiary);
     (2) Temporary Cash Investments;
     (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

     (4) stock, obligations or securities received in satisfaction of judgments;
     (5) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;
     (6) Commodity Agreements, Interest Rate Agreements and Currency Agreements intended to protect the Company or its Restricted Subsidiaries against fluctuations in commodity prices, interest rates or foreign currency exchange rates or manage interest rate risk;
     (7) loans and advances to employees and officers of the Company and its Restricted Subsidiaries made in the ordinary course of business for bona fide business purposes not to exceed $12.0 million in the aggregate at any one time outstanding;
     (8) Investments in securities of trade creditors or customers received
     (a) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, or
     (b) in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment;
     (9) Investments made by the Company or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with Section 4.10; or
     (10) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case, in compliance with the Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;
     (11) Investments in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person under a Permitted Securitization or a Permitted Factoring Program; provided that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables and related assets or any equity interests;
     (12) Investments to the extent made in exchange for the Issuance of Capital Stock (other than Disqualified Stock) of the Company;
     (13) any Investment made within 90 days after the date of the commitment to make the Investment, that when such commitment was made, would have complied with the terms of the Indenture;
     (14) repurchases of the Notes or any other outstanding senior indebtedness;

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     (15) other Investments made since the Closing Date that do not exceed, at any one time outstanding, $100.0 million;
     (16) Investments in any Person engaged primarily in one or more Permitted Businesses and supporting ongoing business operations of the Company or its Restricted Subsidiaries (including, without limitation, Unrestricted Subsidiaries, and Persons that are not Subsidiaries of the Company) that do not exceed, at any one time outstanding, $100.0 million;
     (17) any Investments existing on the Closing Date and any amendment, modification, restatement, extension, renewal, refunding, replacement or refinancing, in whole or in part, thereof; provided that the principal amount of any Investment following any such amendment, modification, restatement, extension, renewal, refunding, replacement or refinancing pursuant to this clause (17) shall not exceed the principal amount of such Investment on the Closing Date;
     (18) any Investment by any Foreign Subsidiary in (a) any other Foreign Subsidiary or (b) any Person, if as a result of such Investment (x) such Person becomes a Foreign Subsidiary or (y) such Person is merged or consolidated with or into or transfers or conveys all or substantially all of its assets to a Foreign Subsidiary; and
     (19) any guarantees of Indebtedness permitted to be incurred by the Section 4.09.
     “Permitted Liens” means:
     (1) Liens in connection with a Permitted Securitization or a Permitted Factoring Program;
     (2) Liens existing as of the Closing Date and securing Indebtedness existing as of the Closing Date and any refinancings, refundings, reallocations, renewals or extensions of such Indebtedness; provided that, no such Lien shall encumber any additional property (except for accessions to such property and the products and proceeds thereof) and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date;
     (3) Liens securing Indebtedness of the type permitted by clause (7) of Section 4.09 that, (i) such Lien is granted within 365 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;
     (4) Liens securing Indebtedness permitted by under clause (9) of Section 4.09; provided that, such Liens existed prior to such Person becoming a Restricted Subsidiary, were not created in anticipation thereof and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary;

     (5) Liens in favor of carriers, warehousemen, mechanics, repairmen, materialmen, customs and revenue authorities and landlords and other similar statutory Liens and Liens in favor of suppliers (including sellers of goods pursuant to customary reservations or retention of title, in each case) granted in the ordinary course of business for amounts not overdue for a period of more than 60 days or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
     (6) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases, trade contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds performance and completion guarantee and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business; and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in the immediately preceding clause (i);
     (7) judgment Liens that are being appealed in good faith or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default;
     (8) easements, rights-of-way covenants, conditions, building codes, restrictions, reservations, minor defects or irregularities in title and other similar encumbrances and matters that would be disavowed by a full survey of real property not interfering in any material respect with the value or use of the affected or encumbered real property to which such Lien is attached;
     (9) Liens securing Indebtedness permitted by clause (8) of Section 4.09;
     (10) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution and Liens attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business;
     (11) (i) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries, (ii) other agreements with respect to the use and occupancy of real property entered into in the ordinary course of business or in connection with an Asset Sale permitted by Section 4.10 or (iii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
     (12) Liens on the property of the Company or any of its Restricted Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, licenses and statutory obligations, (ii) Contingent Liabilities on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;
     (13) Liens on Receivables transferred to a Receivables Subsidiary under a Permitted Securitization or a Permitted Factoring Program;
     (14) Liens upon specific items or inventory or other goods and proceeds of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the shipment or storage of such inventory or other goods;
     (15) Liens (i) (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired as a Permitted Investment to be applied against the purchase price for such Permitted Investment and (B) consisting of an agreement involving an Asset Sale permitted by Section 4.10, in each case under this clause (i), solely to the extent such Permitted Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien and (ii) on earnest money deposits of cash or Cash Equivalents made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
     (16) Liens arising from precautionary Uniform Commercial Code financing statement filings (or similar filings under other applicable Law);
     (17) Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods (including under Article 2 of the UCC) and Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into by the Company or any of its Restricted Subsidiaries and (ii) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness and (iii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations in each case in the ordinary course of business and not prohibited by this Agreement;
     (18) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located or any Liens senior to any lease, sub-lease or other agreement under which the Company or any of its Restricted Subsidiaries uses or occupies any real property;
     (19) Liens constituting security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

     (20) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary course of business;
     (21) Liens on (A) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (B) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case securing Indebtedness permitted to be incurred pursuant to clause (12)(i) of Section 4.09;
     (22) Liens for taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect; and
     (23) Liens in respect of Hedging Obligations.
     “Permitted Securitization” means any sale, transfer or other disposition by the Company or any of its Restricted Subsidiaries of Receivables and related collateral, credit support and similar rights and any other assets that are customarily transferred in a securitization of receivables, pursuant to one or more securitization programs, to a Receivables Subsidiary or a Person who is not an Affiliate of the Company; provided that (i) the consideration to be received by the Company and its Restricted Subsidiaries other than a Receivables Subsidiary for any such disposition consists of cash, a promissory note or a customary contingent right to receive cash in the nature of a “hold-back” or similar contingent right, (ii) no Default shall have occurred and be continuing or would result therefrom, and (iii) the aggregate outstanding balance of the Indebtedness in respect of all such programs at any point in time is not in excess of $500.0 million.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Private Placement Legend” means the legend set forth in Section 2.07(g)(1) hereof to be placed on all Notes issued under the Indenture except where otherwise permitted by the provisions of the Indenture.
     “Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Company or any Restricted Subsidiary in connection with a Permitted Securitization or a Permitted Factoring Program, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.
     “Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A.

     “Receivable” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the UCC and any supporting obligations.
     “Receivables Subsidiary” shall mean any Wholly Owned Restricted Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or one or more of its Restricted Subsidiaries transfer Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the applicable Restricted Subsidiary (as provided below) as a Receivables Subsidiary and which meets the following conditions:
     (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:
     (i) is guaranteed by the Company or any Restricted Subsidiary (that is not a Receivables Subsidiary);
     (ii) is recourse to or obligates the Company or any Restricted Subsidiary (that is not a Receivables Subsidiary); or
     (iii) subjects any property or assets of the Company or any Restricted Subsidiary (that is not a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof;
     (b) with which neither the Company nor any Restricted Subsidiary (that is not a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings); and
     (c) to which neither the Company nor any Restricted Subsidiary (that is not a Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of the applicable Restricted Subsidiary shall be evidenced by a certified copy of the resolution of the Board of Directors of such Restricted Subsidiary giving effect to such designation and an officer’s certificate certifying, to the best of such officer’s knowledge and belief, that such designation complies with the foregoing conditions.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 9, 2010, among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, in each case relating to rights given by the Company to the purchasers of Notes to register such Notes under the Securities Act.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
     “Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type or that are used or useful in a Permitted Business (or an Investment in a Permitted Business).
     “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
     “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
     “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
     “Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “Rule 903” means Rule 903 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “Rule 904” means Rule 904 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.

     “Sale Leaseback Transaction” means a transaction whereby a Person sells or otherwise transfers assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or otherwise transferred.
     “SEC” means the United States Securities and Exchange Commission or any successor agency.
     “Secured Leverage Ratio” means, as of any date of determination, the ratio of
     (a) Total Secured Debt of the Company outstanding on the last day of the most recently ended fiscal quarter for which reports have been filed with the SEC or provided to the Trustee to
     (b) Consolidated EBITDA of the Company computed for the then most recent four fiscal quarters prior to such date for which reports have been filed with the SEC or provided to the Trustee (with Consolidated EBITDA calculated on a pro forma basis giving effect to all adjustments contemplated by the definition of “Fixed Charge Coverage Ratio”).
     “Securities Act” means the Securities Act of 1933, as amended.
     “Significant Subsidiary” means, any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.
     “Special Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.
     “Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in a securitization of Receivables.
     “Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.
     “Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.
     “Subsidiary Guarantor” means any Subsidiary of the Company that is a Guarantor of the Notes, including any Restricted Subsidiary of the Company which provides a Note Guarantee of the Company’s obligations under the Indenture and the Notes pursuant to Section 4.18.
     “Temporary Cash Investment” means any of the following:

     (a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;
     (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by (i) a corporation (other than an Affiliate of the Company or any Subsidiary of the Company) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s;
     (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by any bank organized under the laws of the United States (or any State thereof) and which has (A) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (B) a combined capital and surplus greater than $500.0 million;
     (d) any repurchase agreement having a term of 30 days or less entered into with any commercial banking institution satisfying the criteria set forth in clause (c) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;
     (e) with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Person maintains its chief executive office or principal place of business or is organized provided such country is a member of the Organization for Economic Cooperation and Development, and which has a short-term commercial paper rating from S&P of at least “A-1” or the equivalent thereof or from Moody’s of at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within one year of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank; or
     (f) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of any member nation of the European Union whose legal tender is the Euro and which are denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction, having (i) one of the three highest ratings from either Moody’s or S&P and (ii) maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of any such member nation of the European Union is pledged in support thereof.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Supplemental Indenture is qualified thereunder, as may be amended from time to time.

     “Total Assets” means, as of any date, the total consolidated assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company filed with the SEC or delivered to the Trustee.
     “Total Debt” means, on any date and with respect to any Person, the outstanding principal amount of all:
     (1) obligations of such Person and its Restricted Subsidiaries for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;
     (2) monetary obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person and its Restricted Subsidiaries; and
     (3) all Capitalized Lease Obligations of such Person and its Restricted Subsidiaries; minus
     (4) an amount equal to the unrestricted cash and Temporary Cash Investments of such Person and its Restricted Subsidiaries, in each case exclusive of intercompany Indebtedness between such Person and its Restricted Subsidiaries and any Contingent Liability in respect of any of the foregoing and calculated in accordance with GAAP on a consolidated basis.
     “Total Secured Debt” means, on any date and with respect to any Person, the Total Debt of such Person as of that date that is secured by a Lien, calculated in accordance with GAAP on a consolidated basis.
     “Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.
     “Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.
     “Transactions” means, collectively, (i) the issuance of the Notes, (ii) the repayment of borrowings under certain credit facilities of the Company concurrent with the closing of the offering of the Notes, and (iii) the payment of fees and expenses in connection and in accordance with the foregoing.
     “Trustee” means the party named as such in the preamble to this Supplemental Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

     “Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2015; provided, however, that if the period from the redemption date to December 15, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate as of the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.
     “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $2.0 million or less or (II) if such Subsidiary has assets greater than $2.0 million such designation would be permitted under Section 4.07 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.07 and Section 4.09. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

     “U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
     “Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     “Wholly Owned” of any specified Person as of any date means the Capital Stock of such Person (other than directors’ and foreign nationals’ qualifying shares) that is at the time entitled to vote in the election of the Board of Directors of such Person is owned by the referent Person.
       SECTION 1.02 Other Definitions.

Defined in
Term	Section
“Additional Notes”	Preamble
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Initial Notes”	Preamble
“Legal Defeasance”	8.02
“Paying Agent”	2.05
“Redemption Date”	3.07
“Registrar”	2.05
“Restricted Payments”	4.07
       SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Supplemental Indenture.

     The following TIA terms used in this Supplemental Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security Holder” means a Holder of a Note;
     “indenture to be qualified” means the Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes and the Note Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.
     All other terms used in the Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
       SECTION 1.04 Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions; and
     (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.
       SECTION 1.05 Conflicts with Base Indenture. In the event that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture shall control with respect to the Notes and the Note Guarantees (but not with respect to any other Securities issued under the Base Indenture).
ARTICLE 2
THE NOTES
       SECTION 2.01 Form and Dating. There is hereby created and designated a series of Securities under the Base Indenture: the title of the Notes shall be “6.375% Senior Notes Due

2020”. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.
     The Stated Maturity of the Notes shall be December 15, 2020. The Notes shall be payable and may be presented for payment, redemption, registration of transfer and exchange, without service charge, at the Corporate Trust Office.
     The Notes shall bear interest at the rate of 6.375% per annum from and including the Closing Date, or from the most recent date to which interest has been paid or duly provided for, as further provided in the form of Note annexed hereto as Exhibit A. Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months. The dates on which such interest shall be payable (each, an “Interest Payment Date”) shall be June 15 and December 15 of each year, beginning on June 15, 2011, and the record date for any interest payable on each such Interest Payment Date shall be the close of business on the immediately preceding June 1 and December 1, respectively, whether or not a Business Day.
     Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.
     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
       SECTION 2.02 Execution and Authentication. At least two Officers must sign the Notes for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Supplemental Indenture.
     The Trustee will, upon receipt of a written order of the Company signed by one Officer (an “Authentication Order”), authenticate Notes for original issue up to the aggregate principal amount stated on the face of the Notes.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
     The Company may, from time to time, subject to compliance with all other applicable provisions of the Indenture, without notice to or consent of the Holders of the Notes, create and issue pursuant to the Indenture Additional Notes having terms and conditions identical to the Notes issued on the date hereof, except that Additional Notes may:
     (1) have a different issue date than other outstanding Notes;
     (2) have a different issue price than other outstanding Notes; and
     (3) have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other outstanding Notes;
provided, no Additional Notes shall be issued unless such Additional Notes will be fungible for U.S. federal income tax and securities law purposes with Notes issued on the Closing Date; and provided further, the Additional Notes have the same CUSIP number as the Notes issued on the date hereof. No Additional Notes may be issued if on the issue date therefor, any Event of Default has occurred and is continuing.
     The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under the Indenture, including waivers, amendments and United States federal tax purposes.
     With respect to any issuance of Additional Notes, the Company shall deliver to the Trustee a resolution of the Board of Directors or, if applicable, a certificate signed by a Designated Officer (as defined in the applicable resolutions of the Board of Directors of the Company) and an Officers’ Certificate in respect of such Additional Notes, which shall together provide the following information:
     (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and
     (2) the issue date, issue price, amount of interest accrued and payable on the first Interest Payment Date, the first Interest Payment Date and the CUSIP number of such Additional Notes.

       SECTION 2.03 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.03 or Sections 8.02 or 8.03 hereof or Article II of the Base Indenture as not outstanding. Except as set forth in Sections 2.9 and 2.10 of the Base Indenture, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.
     If a Note is replaced pursuant to Section 2.8 of the Base Indenture, it ceases to be outstanding.
     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
       SECTION 2.04 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
       SECTION 2.05 Registrar and Paying Agent. The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints DTC or its nominee to act as Depositary with respect to the Global Securities.
     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Securities.
       SECTION 2.06 Paying Agent to Hold Money In Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent will have no further liability for the money.
       SECTION 2.07 Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
     (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;
     (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
     (3) there has occurred and is continuing an Event of Default with respect to the Notes.
Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Such Definitive Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be in registered form only, without coupons. Global Notes also may be exchanged or replaced, in whole or in part, as provided in the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. None of the Company, Trustee, Paying Agent, nor any agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
     (A) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (B) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.
Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(h) hereof.
     (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(2) above and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof; and
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (2) thereof.
     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(2) above and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

     (B) such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or
     (C) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(a) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraph (C) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (C) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
     (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(b) thereof; or
     (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or
     (C) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(b) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(3) will not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
     (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(b) thereof; or

     (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
     (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or
     (C) the Registrar receives the following:
     (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(C) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).
     (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

     (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or
     (C) the Registrar receives the following:
     (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (1)(d) thereof; or
     (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (C), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

     (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and
     (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.
Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.
     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture.
     (1) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)	REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF RULE 902 OF REGULATION S UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT:

(A)	TO THE ISSUER OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF AND (2) ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE ISSUER AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend. The Company may also provide a certificate to the Trustee instructing the Trustee that the Private Placement Legend no longer applies or issue one or more new Notes to the Trustee in replacement for all or part of the Notes with the Private Placement Legend.
     (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY

MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE FOURTH SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE FOURTH SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
     (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.6 and 9.6 of the Base Indenture and Section 4.15 hereof).
     (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid Obligations of the Company, evidencing the same Debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (5) Neither the Registrar nor the Company will be required:
     (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection;
     (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.
     (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

ARTICLE 3
REDEMPTION AND PREPAYMENT
       SECTION 3.01 Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth:
     (1) the clause of this Supplemental Indenture pursuant to which the redemption shall occur,
     (2) the Redemption Date;
     (3) the principal amount of Notes to be redeemed;
     (4) the redemption price; and
     (5) applicable CUSIP numbers.
       SECTION 3.02 Selection of Notes to Be Redeemed or Purchased. If the Company is redeeming or purchasing less than all of the Notes, the Trustee will select Notes for redemption or purchase as follows:
     (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
     (2) if the Notes are not listed on any national securities exchange, then on a pro rata basis.
     In the event of partial redemption or purchase the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
     The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof. No notes of $2,000 or less in original principal amount shall be redeemed in part. Except as provided in the preceding sentence, provisions of the Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
       SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Supplemental Indenture pursuant to Articles 8 or 12 of this Supplemental Indenture.
     The notice will identify the Notes to be redeemed and will state:
     (1) the Redemption Date;
     (2) the redemption price;
     (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof upon cancellation of the partially redeemed Note;
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
     (7) the paragraph of the Notes and/or Section of the Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and the Company’s expense; provided, however, that the Company has delivered to the Trustee, at least 40 days (unless a shorter time shall be acceptable to the Trustee) prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
       SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent including but not limited to completion of a sale of common stock or other corporate transaction.
       SECTION 3.05 Deposit of Redemption or Purchase Price. One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the

Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.
     If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
       SECTION 3.06 Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
       SECTION 3.07 Optional Redemption. (a) At any time prior to December 15, 2013, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 106.375% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the applicable date of redemption (the “Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 65% of the original aggregate principal amount of the Notes issued on the Closing Date remains outstanding after each such redemption and the redemption occurs within 180 days after the closing of the related Equity Offering.
     (b) On and after December 15, 2015, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount of the Notes), plus accrued and unpaid interest including Special Interest, if any, on the Notes, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2015	103.188%
2016	102.125%
2017	101.062%
2018 and thereafter	100.000%
     (c) At any time prior to December 15, 2015, the Company may also redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, including Special Interest, if any, to, the Redemption Date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date).
     (d) All redemptions of the Notes will be made upon not less than 30 days’ nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address as provided in Section 3.03. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.
     (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.
       SECTION 3.08 Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4
COVENANTS
       SECTION 4.01 Payment of Notes. The Company will pay or cause to be paid the principal of, premium, if any, and interest, including Special Interest, if any, on the Notes on the dates and in the manner provided in Section 2.01 hereof and in the Notes. Principal, premium, if any, and interest, including Special Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
     The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, interest and premium, if any, including Special Interest, if any, at the rate set forth in Section 2.01 hereof, to the extent lawful.
       SECTION 4.02 Maintenance of Office or Agency. The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.
       SECTION 4.03 SEC Reports and Reports to Holders.
     (a) Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, the Company will furnish to the Holders or cause the Trustee to furnish to the Holders, within the time periods specified in the SEC’s rules and regulations:
     (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and
     (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
All such reports will be prepared in all material respects in accordance with the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. Notwithstanding the foregoing, the furnishing or filing of such reports with the SEC on EDGAR (or any successor system thereto) shall be deemed to constitute furnishing of such reports with the Trustee.
     (b) In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.
     (c) If the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply to a non-accelerated filer if the Company were required to file those reports with the SEC.
     (d) In addition, the Company and the Subsidiary Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

       SECTION 4.04 Compliance Certificate.
     (a) The Company and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each Fiscal Year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding Fiscal Year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).
     (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default that has not been cured, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
       SECTION 4.05 Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
       SECTION 4.06 Stay, Extension and Usury Laws. The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
       SECTION 4.07 Restricted Payments.
       (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:
     (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on equity securities of Restricted

Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries;
     (2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of the Company;
     (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is expressly subordinated in right of payment to the Notes or any Indebtedness of a Subsidiary Guarantor that is expressly subordinated in right of payment to a Note Guarantee, in each case, prior to the date that is one year before the Stated Maturity of such subordinated Indebtedness; or
     (4) make any Investment, other than a Permitted Investment, in any Person;
(such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:
     (A) a Default or Event of Default shall have occurred and be continuing,
     (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.09(a), or
     (C) the aggregate amount of all Restricted Payments made after the Closing Date would exceed the sum of:
     (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) less the amount of any net reduction in Investments included pursuant to clause (3) below that would otherwise be included in Adjusted Consolidated Net Income, accrued on a cumulative basis during the period (taken as one accounting period) beginning on October 1, 2006 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee, plus
     (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including the Net Cash Proceeds received by the Company from any issuance or sale permitted by the Indenture of convertible

Indebtedness of the Company subsequent to the Closing Date but only upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus
     (3) an amount equal to the net reduction in Investments in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case, to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (whether or not any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the aggregate amount of all Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.
     (b) The provisions of Section 4.07(a) hereof will not be violated by reason of:
     (1) the payment of any dividend or the consummation of any redemption of any Capital Stock or subordinated Indebtedness within 90 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;
     (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of Section 4.09(a);
     (3) the making of any Restricted Payment in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such new options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Notes;
     (4) the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of Disqualified Stock of the Company and any class or series of preferred stock of any Restricted Subsidiary of the Company issued on or after the Closing Date in accordance with the Fixed Charge Coverage Ratio set forth in Section 4.09;
     (5) payments or distributions, to dissenting stockholders required by applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Company that complies with the provisions of this Supplemental Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;
     (6) Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;
     (7) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof or payments in lieu of the issuance of fractional shares of Capital Stock or withholding to pay for taxes payable by such employee upon such grant or award;
     (8) Investments by any Foreign Subsidiary in any other Foreign Subsidiary;
     (9) the repurchase, redemption, retirement or other acquisition of Capital Stock required by the employee stock ownership programs of the Company or required or permitted under employee agreements and any purchase, repurchase, redemption or other acquisition or retirement for value of Capital Stock made in lieu of withholding taxes in connection with any exercise or exchange of options, warrants, incentives or rights to acquire Capital Stock;
     (10) other Investments in an amount not to exceed $200.0 million at any time outstanding;
     (11) Permitted Additional Restricted Payments;
     (12) the purchase, redemption, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of common stock of the Company pursuant to any shareholder rights plan adopted for the purpose of protecting shareholders from takeover tactics;
     (13) the repurchase, redemption or other acquisition of Disqualified Stock of the Company or its Restricted Subsidiaries in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Disqualified Stock of the Company (or options, warrants or other rights to acquire such Disqualified Stock);
     (14) the purchase or redemption of any Indebtedness which is subordinated in right of payment to the Notes or any Note Guarantee (i) at a purchase price not greater than 101% of the principal amount of such

Indebtedness in the event of a “Change of Control” in accordance with provisions similar to those described in Section 4.15 or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with the provisions similar to those described in Section 4.10; provided that, prior to or simultaneously with such purchase or redemption, the Company has made an Offer to Purchase as provided in such covenants with respect to the Notes and has completed the repurchase or redemption of the Notes validly tendered for payment in connection with such Offer to Purchase in accordance with Section 4.15 and Section 4.10, as applicable; or
     (15) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries;
provided that, in the case of clauses (2), (4), (11), (13), (14) and (15) no Default (of the type described in clauses (1), (2), (9) or (10) under Section 6.01) or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.
     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2), (7) or (11) thereof or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) thereof or an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.07 have been met with respect to any subsequent Restricted Payments, and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (3) or (6) of the preceding paragraph shall not be included in such calculation. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes or any Note Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.07 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.
     For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this Section 4.07, the Company, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.
       SECTION 4.08 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
     (a) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary (other than a Receivables Subsidiary) to:

     (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to the dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);
     (2) make loans or advances to the Company or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or
     (3) repay any Indebtedness owed to the Company or any other Restricted Subsidiary or transfer any of its property or assets to the Company or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clauses (1) or (2) above or in this clause (3)).
     (b) The foregoing provisions shall not restrict any encumbrances or restrictions:
     (1) existing on the Closing Date in the Credit Agreement, the Indenture, the Existing Note Indentures or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
     (2) existing under or by reason of applicable law or any applicable rule, regulation or order;
     (3) that are customary non-assignment provisions in contracts, agreements, leases, permits and licenses;
     (4) that are purchase money obligations for property acquired and Capitalized Lease Obligations that impose restrictions on the property purchased or leased;
     (5) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
     (6) in the case of clause (3) of the first paragraph of this Section 4.08:
     (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
     (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture,
     (C) arising or agreed to in the normal course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; or
     (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;
     (7) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;
     (8) relating to a Subsidiary Guarantor and contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:
     (A) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company in good faith); and
     (B) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes;
     (9) arising from customary provisions in joint venture agreements and other similar agreements;
     (10) existing in the documentation governing any Permitted Securitization or Permitted Factoring Program;

     (11) contained in any agreement governing Indebtedness permitted under (A) clause (8) of the second paragraph of Section 4.09(a); or (B) Section 4.09; provided that with respect to this sub-clause (B), such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes (as determined by the chief financial officer of the Company);.
     (12) existing under or by reason of any Investment not prohibited by the Section 4.07 and any Permitted Investment; or
     (13) of the type referred to in the first paragraph of this covenant imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuers, not materially more restrictive as a whole with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
     Nothing contained in this Section 4.08 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.12 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.
       SECTION 4.09 Limitation on Incurrence of Indebtedness.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes, the Note Guarantees and other Indebtedness existing on the Closing Date (other than Indebtedness described in clause (1) below, the incurrence of which will be governed by such clause (1))) and the Company will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock; provided, however, that the Company or any Subsidiary Guarantor may Incur Indebtedness (including, without limitation, Acquired Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio would be greater than 2.0:1.0.
     Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:
     (1) the incurrence by the Company and any Subsidiary Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and such Subsidiary Guarantor thereunder)

(together with refinancings thereof) not to exceed in an aggregate amount as of any date of any such incurrence the greater of (A) $1,700.0 million less any amount of such Indebtedness permanently repaid with the Net Proceeds of Asset Sales as provided under Section 4.10 and (B) the sum of (i) 85% of the net book value of the inventory of the Company and its Restricted Subsidiaries and (ii) 85% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP based on the most recent quarter-end financial statements available to the Company (after giving pro forma effect to the incurrence of such Indebtedness and the application of the net proceeds therefrom);
     (2) Indebtedness owed to the Company or any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);
     (3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness including, without limitation, the Notes and the Existing Notes (other than Indebtedness outstanding under clauses (1), (2), (5), (6), (7), (8), (9) and (13) and any refinancings thereof) in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) if the Indebtedness to be refinanced is subordinated in right of payment to the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or the Note Guarantee on terms not materially less favorable in the aggregate to the subordination provisions of the Indebtedness to be refinanced or refunded, (b) the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness shall not include (i) Indebtedness of a Subsidiary of the Company that is not a Subsidiary Guarantor that refinances or refunds Indebtedness of the Company or a Subsidiary Guarantor and (ii) Indebtedness of the Company or a Restricted Subsidiary that refinances or refunds Indebtedness of an Unrestricted Subsidiary;
     (4) Indebtedness of the Company, to the extent the net proceeds thereof are (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or an Optional Redemption or (B) promptly deposited to defease the Notes as described under Article 8 and Article 12;
     (5) Guarantees of Indebtedness of the Company or any Restricted Subsidiary of the Company by any other Restricted Subsidiary of the Company; provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.18;

     (6) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;
     (7) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of property, plant or equipment of the Company and its Restricted Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) (provided that, such Indebtedness is incurred within 365 days of the acquisition of such property, plant or equipment) and (iii) in respect of Capitalized Lease Obligations and (iv) refinancing of any Indebtedness described in clauses (i), (ii) or (iii) hereof; provided that, the aggregate amount of all Indebtedness outstanding pursuant to this clause (7) shall not, as of any date of incurrence, exceed the greater of (x) $200.0 million or (y) 5.0% of Total Assets;
     (8) Indebtedness of Foreign Subsidiaries and Guarantees thereof in an aggregate outstanding principal amount not to exceed $500.0 million at any one time outstanding;
     (9) Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary, but only if (A) such Indebtedness was not created or incurred in contemplation of such Person becoming a Restricted Subsidiary or (B) on the date that such Person became a Restricted Subsidiary and after giving effect to the incurrence of such Indebtedness and the acquisition pursuant to this clause (9), either (i) the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09(a) or (ii) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;
     (10) Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;
     (11) (x) Permitted Securitizations and Standard Securitization Undertakings and (y) a Permitted Factoring Program;
     (12) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations in supply agreements, in each case in the ordinary course of business;
     (13) Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

     (14) Indebtedness of the Company and its Subsidiaries representing the obligation of such Person to make payments with respect to the cancellation or repurchase of Capital Stock of officers, employees or directors (or their estates) of the Company or such Subsidiaries pursuant to the terms of employment, severance or termination agreements, benefit plans or similar documents; and
     (15) additional Indebtedness of the Company or any Restricted Subsidiary (in addition to Indebtedness permitted under clauses (1) through (14) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $250.0 million.
     (b) Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.09 will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies. The amount of any particular Indebtedness incurred in a foreign currency will be calculated based on the exchange rate for such currency vis-à-vis the U.S. dollar on the date of such incurrence.
     (c) For purposes of determining any particular amount of Indebtedness under this Section 4.09, (x) Indebtedness outstanding under the Credit Agreement on the Closing Date following the application of the net proceeds of the Notes issued on the Closing Date, shall be treated as Incurred pursuant to clause (1) of the second paragraph of Section 4.09(a), (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.12 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), including under the first paragraph of clause (a), the Company, in its sole discretion, may classify, and from time to time may reclassify, all or any portion of such item of Indebtedness.
     (d) The Company and the Subsidiary Guarantors will not Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Notes (in the case of the Company) or the Note Guarantees (in the case of any Subsidiary Guarantor), in each case, at least to the same extent. For purposes of the foregoing, no Indebtedness will be deemed subordinate in right of payment to any other Indebtedness by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.
       SECTION 4.10 Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless:
     (1) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

     (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of Indebtedness of the Company or any Restricted Subsidiary (in each case, other than Indebtedness owed to the Company or any Affiliate of the Company), provided that the Company or such Restricted Subsidiary is irrevocably released in writing from all liability under such Indebtedness, (c) Replacement Assets or (d) a combination of the foregoing.
The Company will, or will cause the relevant Restricted Subsidiary to:
     (1) within twelve months after the date of receipt of any Net Cash Proceeds from an Asset Sale:
     (A) apply an amount equal to such Net Cash Proceeds to permanently repay Indebtedness under any Credit Facility or other unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case, owing to a Person other than the Company or any Affiliate of the Company (and to cause a corresponding permanent reduction in commitments if such repaid Indebtedness was outstanding under the revolving portion of a Credit Facility); or
     (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement) in Replacement Assets; and
     (2) apply (no later than the end of the 12-month period referred to in clause (1)) any excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this Section 4.10.
     The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”
     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.10 totals at least $100.0 million, the Company must commence, not later than the last Business Day of such month, and consummate an Offer to Purchase from the Holders (and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date. Notwithstanding the foregoing, the Company may, in its discretion, make an Offer to Purchase pursuant to this covenant in advance of any requirement to commence an Offer to Purchase pursuant to the previous sentence. To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to this Section 4.10, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture and the amount of Excess Proceeds shall be reset to zero.

     Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.
       SECTION 4.11 Limitation on Transactions with Shareholders and Affiliates.
     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any Restricted Subsidiary involving aggregate consideration in excess of $10.0 million, except upon terms not materially less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate.
     (b) The foregoing limitation does not limit, and shall not apply to:
     (1) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;
     (2) any transaction solely between the Company and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries;
     (3) the payment of regular fees to directors of the Company who are not employees of the Company and director and officer indemnification arrangements entered into by the Company in the ordinary course of business of the Company;
     (4) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
     (5) transactions in connection with a Permitted Securitization including Standard Securitization Undertakings or a Permitted Factoring Program;
     (6) any sale of shares of Capital Stock (other than Disqualified Stock) of the Company, and the granting of registration and other customary rights in connection therewith;
     (7) any Permitted Investments or any Restricted Payments not prohibited by Section 4.07;

     (8) any agreement as in effect or entered into as of the Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Closing Date;
     (9) any employment agreement, change in control/severance agreement, employee benefit plan (including retirement, health and other benefit plans), officer or director indemnification agreement or any similar arrangement or compensation (including bonuses and equity compensation) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
     (10) any tax sharing agreement or payment pursuant thereto, between the Company and/or one or more Subsidiaries on the one hand, and any other Person with which the Company or such Subsidiaries are required or permitted to file consolidated tax return or with which the Company or such Subsidiaries are part of a consolidated group for tax purposes on the other hand, which payments by the Company and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;
     (11) transactions with customers, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of the Indenture; provided, that, in the reasonable determination of the Board of Directors or senior management of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;
     (12) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business; or
     (13) pledges of equity interests of Unrestricted Subsidiaries.
     (c) Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.11 and not covered by clauses (2) through (13) of this paragraph, the aggregate amount of which exceeds $50.0 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above.
       SECTION 4.12 Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including any shares of Capital Stock or Indebtedness of any Restricted Subsidiary), which Lien is securing any Indebtedness, without making effective provision for all of the Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.
     The foregoing limitation does not apply to:
     (1) Liens existing on the Closing Date;
     (2) Liens granted on or after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;
     (3) Liens in connection with a Permitted Securitization or a Permitted Factoring Program;
     (4) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of Section 4.09(a); provided that such Liens do not extend to or cover any categories of property or assets of the Company or any Restricted Subsidiary other than the categories of property or assets securing the Indebtedness being refinanced;
     (5) Liens to secure Indebtedness having an aggregate principal amount not to exceed, as of the date of granting any such Lien, the greater of (A) the amount permitted under clause (1) of the second paragraph of Section 4.09(a) or (B) the maximum amount that would not cause the Secured Leverage Ratio to exceed 2.5 to 1.0 on the date on which such Lien is granted (after giving pro forma effect to the incurrence of such Indebtedness and the application of the net proceeds therefrom);
     (6) Liens (including extensions and renewals thereof) securing Indebtedness permitted under clause (7) of the second paragraph of Section 4.09(a); provided that, (i) such Lien is granted within 365 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;
     (7) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case, to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;
     (8) Liens on any assets or properties of Foreign Subsidiaries to secure Indebtedness permitted under clause (8) of the second paragraph of Section 4.09(a);
     (9) Liens on (A) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (B) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case securing

Indebtedness permitted to be incurred pursuant to clause (12) of the second paragraph of Section 4.09(a);
     (10) other Liens securing Indebtedness or other obligations permitted under this Supplemental Indenture and outstanding in an aggregate principal amount not to exceed $200.0 million; or
     (11) Permitted Liens.
       SECTION 4.13 Business Activities. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses.
       SECTION 4.14 Corporate Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
     (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and
     (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if at least two Officers of the Company, one of which is the Chief Executive Officer or the Chief Financial Officer of the Company, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.
       SECTION 4.15 Repurchase of Notes Upon a Change of Control.
     (a) If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes in accordance with Section 3.07 hereof, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of Notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”). Notwithstanding the foregoing, the Company may make its offer to purchase the Notes as described in this section in advance of a Change of Control, conditioned upon consummation of such Change of Control, if a definitive agreement in respect of such anticipated Change of Control is in place as of the time of such offer.
              Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes in accordance with Section 3.07 hereof, the Company will mail a notice (the “Change of Control Offer”) to each Holder, with a copy to the

Trustee, stating:
     (1) that a Change of Control has occurred (or, if applicable, that a definitive agreement in respect of such Change of Control is in place) and that such holder has the right to require the Company to purchase such holder’s Notes at a purchase price in cash equal to the Change of Control Payment;
     (2) the repurchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
     (3) that any Note not tendered will continue to accrue interest;
     (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
     (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to transfer the Notes by book-entry transfer to the Paying Agent (or in the case of any Definitive Notes, to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed) at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
     (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000.
     (b) On the Change of Control Payment Date, the Company will, to the extent lawful:
     (1) accept for payment all Notes or portions of Notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

              The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
              If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Special Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.
     (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or (2) an irrevocable notice of redemption in respect of all of the outstanding Notes has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.
     (d) If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, and Special Interest, if any, to the date of redemption.
     (e) The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations in connection with the repurchase of the Notes pursuant to this Section 4.15. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.
       SECTION 4.16 Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:
     (1) to the Company or a Wholly Owned Restricted Subsidiary;

     (2) issuances of director’s qualifying shares or sales to foreign nationals or other persons of shares of Capital Stock of foreign Restricted Subsidiaries, in each case, to the extent required by applicable law;
     (3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.07 if made on the date of such issuance or sale; or
     (4) sales of Capital Stock (other than Disqualified Stock) (including options, warrants or other rights to purchase shares of such Capital Stock) of a Restricted Subsidiary; provided that the Company or such Restricted Subsidiary either (a) applies the Net Cash Proceeds of any such sale in accordance with Section 4.10 or (b) to the extent such sale is of preferred stock, such sale is permitted under Section 4.09.
       SECTION 4.17 Payments for Consent. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
       SECTION 4.18 Note Guarantees. The Company will cause each Restricted Subsidiary (other than HBI Playtex BATH LLC, HBI Receivables LLC, and other than any Restricted Subsidiary that is a Foreign Subsidiary or an Immaterial Subsidiary) the equity interest of all of which are 100% owned directly or indirectly by the Company, to execute and deliver a supplemental indenture to the Indenture providing for a Guarantee (a “Subsidiary Guarantee”) of payment of the principal of, premium, if any, and interest, including Special Interest, if any on the Notes by such Restricted Subsidiary.
     If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Closing Date and such newly acquired or created Restricted Subsidiary Guarantees (or is a Guarantor of) any Indebtedness (“Guaranteed Indebtedness”) of the Company under a Credit Facility, then such Restricted Subsidiary will become a Subsidiary Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee (in accordance with Section 13.04) within 30 days of the date on which it was acquired or created; provided that (a) any Restricted Subsidiary that constitutes an Immaterial Subsidiary or Foreign Subsidiary need not become a Subsidiary Guarantor until such time as it (i) ceases to be an Immaterial Subsidiary or Foreign Subsidiary or (ii) guarantees Indebtedness of the Company under a Credit Facility and (b) the provisions of this paragraph will not apply to Receivables Subsidiaries.
     If the Guaranteed Indebtedness is (A) pari passu in right of payment with the Notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated to, the Subsidiary Guarantee or (B) subordinated in right of payment to the Notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee to an extent that is not materially less favorable than that the Guaranteed Indebtedness is subordinated to the Notes or the Note Guarantee.
     Notwithstanding the foregoing, any Note Guarantee by any Subsidiary Guarantor may provide by its terms that it shall be automatically and unconditionally released and discharged upon the satisfaction of any of the conditions set forth in Section 11.06 hereof.
       SECTION 4.19 Changes in Covenants when Notes Rated Investment Grade.
     (a) If on any date following the Closing Date: (i) the Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency); and (ii) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following sections in this Supplemental Indenture will be suspended:
(1)	Section 4.07;

(2)	Section 4.08;

(3)	Section 4.09;

(4)	Section 4.10;

(5)	Section 4.11;

(6)	the second paragraph of Section 4.18; and

(7)	clause (3) of Section 5.01(a).
     (b) During any period that the foregoing covenants have been suspended, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries.
     (c) Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline. Calculations under reinstated Section 4.07 or Section 4.09 will be made as if Section 4.07 or Section 4.09, as the case may be, had been in effect since the Closing Date except that no Default will be deemed to have occurred solely by reason of a Restricted Payment or incurrence of Indebtedness made while such relevant covenant was suspended and it being understood that no actions taken by (or omissions of) the Company or any of its Restricted Subsidiaries during the suspension period shall constitute a Default or an Event of Default under the covenants listed in Section 4.19(a)(1) through (7) above. All Indebtedness incurred while Section 4.09 was suspended will be deemed to have been incurred in reliance upon the exception provided for “Indebtedness existing on the Closing Date” provided by the first paragraph of Section 4.09(a).
ARTICLE 5
SUCCESSORS
       SECTION 5.01 Consolidation, Merger and Sale of Assets.
     (a) The Company will not (1), directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the property or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
     (1) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the “Surviving Person”) shall be a corporation, limited partnership, limited liability company or other entity organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations under the Indenture, the Notes and the Registration Rights Agreement; provided, however , that if the Surviving Person is not a corporation, a corporation that has no material assets or liabilities other than the Notes shall become a co-issuer of the Notes pursuant to a supplemental indenture duly executed by the Trustee;
     (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
     (3) immediately after giving effect to such transaction on a pro forma basis either (a) the Company (or the Surviving Person, if applicable) could Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of Section 4.09 or (b) the Company’s (or the Surviving Person’s, if applicable) Fixed Charge Coverage Ratio is greater than that of the Company prior to the consummation of such transaction; provided, however, that this clause (a)(3) does not apply if, in the good faith determination of the chief financial officer of the Company, whose determination shall be evidenced by certification to such effect, the principal purpose of such transaction is to change the state of incorporation of the Company and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations; and

     (4) the Company will have delivered to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) of this paragraph) and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture, that all conditions precedent in the Indenture relating to such transaction have been satisfied and that supplemental indenture is enforceable;
     (b) No Subsidiary Guarantor will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:
     (1) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of such Subsidiary Guarantor’s obligations under its Note Guarantee;
     (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
     (3) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture comply with the applicable provisions of the Indenture, that all conditions precedent in the Indenture relating to such transaction have been satisfied and that such supplemental indenture is enforceable;
The foregoing requirements of this Section 5.01(b) shall not apply to a consolidation or merger of any Subsidiary Guarantor with and into the Company or any other Subsidiary Guarantor, so long as the Company or such Subsidiary Guarantor survives such consolidation or merger.
       SECTION 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale or other disposition of all or substantially all of the properties or assets of the Company (determined on a consolidated basis for the Company and its Subsidiaries), in one or more related transactions subject to, and in compliance with the provisions of, Section 5.01 hereof.
ARTICLE 6
DEFAULTS AND REMEDIES
       SECTION 6.01 Events of Default. Each of the following is an “Event of Default:”
     (1) default for 30 days in the payment when due of interest or Special Interest, if any, on the Notes;
     (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;
     (3) (A) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions of Section 4.15 or (B) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 hereof;
     (4) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions of Section 4.07, Section 4.09 or Section 4.10;
     (5) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture;
     (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary), whether such Indebtedness or Guarantee now exists or is created after the Closing Date, if that default:
     (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default; or
     (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $100.0 million or more;

     (7) failure by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
     (8) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms its obligations under its Note Guarantee;
     (9) the Company or any of its Restricted Subsidiaries that would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or
     (D) makes a general assignment for the benefit of its creditors; and
     (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;
     (B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; or
     (C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.
       SECTION 6.02 Acceleration. In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof that occurs with respect to the Company, the principal of, premium, if any, and accrued interest, including Special Interest, if any, on the Notes then outstanding shall automatically become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. If any other Event of Default occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest, including Special Interest, if any, on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest, including Special Interest, if any, shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (6) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.
       SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
       SECTION 6.04 Waiver of Past Defaults. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
       SECTION 6.05 Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that may involve the Trustee in personal liability and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.
       SECTION 6.06 Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest, including Special Interest, if any, when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:
     (1) the Holder gives the Trustee written notice of a continuing Event of Default;

     (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
     A Holder of a Note may not use the Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
       SECTION 6.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any and interest, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
       SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
       SECTION 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
       SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 of the Base Indenture, including payment of all compensation, reasonable expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
       SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7
[RESERVED]
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
       SECTION 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and the Note Guarantees upon compliance with the conditions set forth below in this Article 8.
       SECTION 8.02 Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Supplemental Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and the Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
     (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
     (2) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;
     (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith; and
     (4) this Article 8.
     Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
       SECTION 8.03 Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the provisions of this Supplemental Indenture will no longer be in effect with respect to clause (3) of the first paragraph under Section 5.01(a) and all the covenants described herein under Article 4 (hereinafter “Covenant Defeasance”) and clause (3) under Section 6.01 with respect to such clause (3) of the first paragraph under Section 5.01(a), clauses (4) and (5) under Section 6.01 with respect to such other covenants and clauses (6) and (7) under Section 6.01 shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses 2(B), (3) and (7) of Section 8.04 and the delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Upon such an occurrence the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Subsidiary Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of the Indenture and such Notes and Note Guarantees will be unaffected thereby.
     In the event that the Company exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments and the Company’s obligations or any Subsidiary Guarantor’s Note Guarantee with respect to such payments will remain in effect.
       SECTION 8.04 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:
     (1) The Company must deposit with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes;
     (2) The Company must have delivered to the Trustee
     (A) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Article 8 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, Defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (B) an officer’s certificate to the effect that the deposit was not made with the intent of preferring holders of the Notes over any other creditors with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;
     (3) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (4) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (5) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;
     (6) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and
     (7) if at such time the Notes are listed on a national securities exchange, the Company must deliver to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, Defeasance and discharge.
provided, that notwithstanding the foregoing, in order to exercise Covenant Defeasance under Section 8.03, the Company must only satisfy those conditions of this Section 8.04 that are specifically identified in Section 8.03 hereof and such other conditions required by Section 8.03.
       SECTION 8.05 Deposited Money and U.S. Government to Obligations be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligation deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
       SECTION 8.06 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust pursuant to Section 8.04 or Section 12.01 for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
       SECTION 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Subsidiary Guarantors’ obligations under the Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
       SECTION 9.01 Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Supplemental Indenture, without the consent of any Holder of Notes, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Note Guarantees:
     (1) to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to conform the text of the Indenture to any provisions of the “Description of Notes” section of the offering memorandum to the extent that a portion of that “Description of Notes” section of the offering memorandum was intended to be a verbatim recitation of the Indenture or the Notes;
     (4) to provide for the issuance of additional Notes under the Indenture to the extent otherwise so permitted under the terms of the Indenture;
     (5) to comply with the provisions of Section 4.18 and Article 5 hereof;
     (6) to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;
     (7) to evidence and provide for the acceptance of appointment by a successor Trustee;
     (8) to add a Subsidiary Guarantor; or
     (9) to make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder.
     Upon the request of the Company and upon receipt by the Trustee of the documents described in Section 13.04 hereof, the Trustee will join with the Company and the Subsidiary Guarantors in the execution of any such amended or supplemental indenture, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under the Indenture or otherwise.
       SECTION 9.02 With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture (including, without limitation, Section 4.10 and 4.15 hereof), the Note Guarantees and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.03 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 13.04 hereof, the Trustee will join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
     It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note;
     (2) reduce the principal amount of or premium, if any, or interest on, any Note;
     (3) change the optional Redemption Dates or optional redemption prices of the Notes from that stated under Section 3.07;
     (4) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;
     (5) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;
     (6) waive a default in the payment of principal of, premium, if any, or interest, including Special Interest, if any, on the Notes (other than a rescission of acceleration of the Notes to the extent that such acceleration was initially instituted pursuant to a vote of the Holders);
     (7) release any Subsidiary Guarantor from its Note Guarantee, except as provided in the Indenture;
     (8) amend or modify any of the provisions of the Indenture in any manner which subordinates the Notes issued thereunder in right of payment to any other

Indebtedness of the Company or which subordinates any Note Guarantee in right of payment to any other Indebtedness of the Subsidiary Guarantor issuing any such Note Guarantee; or
     (9) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.
       SECTION 9.03 Compliance with Trust Indenture Act. Every amendment or supplement to the Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.
       SECTION 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     For purposes of the Indenture, the consent of the Holder of a Global Security shall be deemed to include any consent delivered by any member of, or participant in, any Depositary or DTC, any nominees thereof and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company (“Depository Entity”) by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, such Depository Entity.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action required or permitted to be taken pursuant to the Indenture. If a record date is fixed, then notwithstanding the first paragraph of this Section 9.04, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.
     Any Holder entitled hereunder to give, make or take any action under the Indenture with regard to any particular Note may do so, or duly appoint any Person or Persons as its agent or agents to do so, with regard to all or any part of the principal amount of such Note.
       SECTION 9.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Any consent of any Holder of Notes may include, without limitation, any consent obtained in connection with a tender offer or exchange offer for, or purchase of, Notes.
     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
       SECTION 9.06 Trustee to Sign Amendments, etc. The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.1 of the Base Indenture) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by the Indenture.
ARTICLE 10
[RESERVED]
ARTICLE 11
NOTE GUARANTEES
       SECTION 11.01 Guarantee.
     (a) Subject to this Article 11, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
     (1) the principal of, premium, if any, and interest, including Special Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     (b) The Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
     (d) Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee, in each case subject to any rescission of any such acceleration pursuant to Section 6.04. The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
       SECTION 11.02 Intentionally Omitted
       SECTION 11.03 Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 11, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
       SECTION 11.04 Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 11.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that the Indenture will be executed on behalf of such Subsidiary Guarantor by one of its Officers.
     Each Subsidiary Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
     If an Officer whose signature is on the Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in the Indenture on behalf of the Subsidiary Guarantors.
       SECTION 11.05 Subsidiary Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in this Section 11.05, no Subsidiary Guarantor will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:
     (1) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of such Subsidiary Guarantor’s obligations under its Note Guarantee;
     (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
     (3) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture comply with the applicable provisions of the Indenture, that all conditions precedent in the Indenture relating to such transaction have been satisfied and that such supplemental indenture is enforceable.
     In case of any such consolidation, merger, sale or disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit C hereto, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (1), (2) and (3) above, the foregoing requirements of this Section 11.05 shall not apply to a consolidation or merger of any Subsidiary Guarantor with and into the Company or any other Subsidiary Guarantor, so long as the Company or such Subsidiary Guarantor survives such consolidation or merger.
       SECTION 11.06 Releases.
     The Note Guarantee of a Subsidiary Guarantor will be released, and such Subsidiary Guarantor will be released from and relieved of all of its obligations under its Note Guarantee and the Indenture:
(1)	in connection with any sale, exchange or transfer of the Capital Stock of that Subsidiary Guarantor (including by way of merger or consolidation), after which such Subsidiary Guarantor is no longer a Subsidiary of the Company;

(2)	if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(3)	the release of such Subsidiary Guarantor’s Guarantee of all other Indebtedness of the Company; or

(4)	upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of the Indenture in accordance with Article 12 hereof.
     Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that a release of a Subsidiary Guarantor in accordance with this Section 11.06 is authorized or permitted by the Indenture, Trustee will, upon the request and at the expense of the Company, execute any documents reasonably requested by the Company in order to evidence the release of such Subsidiary Guarantor from its obligations under its Note Guarantee and the Indenture.
ARTICLE 12
SATISFACTION AND DISCHARGE
       SECTION 12.01 Satisfaction and Discharge. The Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder when:

     (1) either
     (a) all of the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust by the Company and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or
     (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable pursuant to an optional redemption notice or otherwise or will become due and payable within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or on the Redemption Date, as the case may be; and
     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound; and
     (3) the Company has paid all other sums payable under the Indenture by the Company.
In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. Upon satisfaction of the conditions set forth in this Section 12.01, and the receipt of such Officers’ Certificate and Opinion of counsel, the Trustee, upon request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture.
     Notwithstanding the satisfaction and discharge of the Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Sections 12.02 and 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.7 of the Base Indenture that, by their terms, survive the satisfaction and discharge of the Indenture.
       SECTION 12.02 Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the

Trustee; but such money need not be segregated from other funds except to the extent required by law.
     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Subsidiary Guarantor’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE 13
MISCELLANEOUS
       SECTION 13.01 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control.
       SECTION 13.02 Notices. Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company and/or any Subsidiary Guarantor:
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston Salem, North Carolina 27105
Attention: Richard D. Moss
With a copy to:
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention: Gerald T. Nowak
If to the Trustee:
Branch Banking and Trust Company
223 West Nash Street
Wilson, North Carolina 27893
Attention: Corporate Trust Administration

     The Company, any Subsidiary Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed, when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
     Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Where the Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Global Security (or its designee), pursuant to the Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.
       SECTION 13.03 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under the Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
       SECTION 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company shall furnish to the Trustee (except that the Opinion of Counsel referred to in Section 13.04(2) hereof shall not be required in connection with the Authentication Order):
     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action have been satisfied; and

     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an Officer of the Company or any Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon a certificate of opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or such Subsidiary Guarantor stating that the information with respect to such factual matters is in possession of the Company or such Subsidiary Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under the Indenture, they may, but need not, be consolidated and form one instrument.
       SECTION 13.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

       SECTION 13.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
       SECTION 13.07 No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor in the Indenture, or in any of the Notes or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or any Subsidiary Guarantor or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.
       SECTION 13.08 Governing Law. THE INDENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).
       SECTION 13.09 No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret the Indenture.
       SECTION 13.10 Successors. All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successors. All agreements of each Subsidiary Guarantor in the Indenture will bind its successors, except as otherwise provided in Section 11.06.
       SECTION 13.11 Severability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
       SECTION 13.12 Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
       SECTION 13.13 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.
       SECTION 13.14 Confirmation of Indenture; Benefits of Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental to this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture and all indentures supplemental to this Supplemental Indenture shall be read, taken and construed as one and the same instrument. Nothing in the Indenture or in the Notes or Note Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture, the Notes or the Note Guarantees.
[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

HANESBRANDS INC.
By:	/s/ Richard D. Moss
	Name:	Richard D. Moss
	Title:	Senior Vice President and Treasurer

On behalf of each of the Guarantors listed below:

BA INTERNATIONAL, L.L.C.
CARIBESOCK, INC.
CARIBETEX, INC.
CASA INTERNATIONAL, LLC
CEIBENA DEL, INC.
HANES MENSWEAR, LLC
HANES PUERTO RICO, INC.
HANESBRANDS DIRECT, LLC
HANESBRANDS DISTRIBUTION, INC.
HBI BRANDED APPAREL ENTERPRISES, LLC
HBI BRANDED APPAREL LIMITED, INC.
HBI INTERNATIONAL, LLC
HBI SOURCING, LLC
INNER SELF LLC
JASPER-COSTA RICA, L.L.C.
PLAYTEX DORADO, LLC
PLAYTEX INDUSTRIES, INC.
SEAMLESS TEXTILES, LLC
UPCR, INC.
UPEL, INC.

By:	/s/ Richard D. Moss
	Name:	Richard D. Moss
	Title:	Treasurer

GEARCO, INC.
By:	/s/ Richard D. Moss
	Name:	Richard D. Moss
	Title:	Vice President — Treasurer

On behalf of each of the Guaranteeing Subsidiaries below: GFSI HOLDINGS, INC. GFSI, INC. CC PRODUCTS, INC. EVENT 1, INC.
By:	/s/ Richard D. Moss
	Name:	Richard D. Moss
	Title:	Vice President and Treasurer

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

BRANCH BANKING AND TRUST COMPANY, as Trustee
By:	/s/ Gregory Yanok
	Name:	Gregory Yanok
	Title:	Vice President

EXHIBIT A
[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP:
ISIN:
6.375% Senior Notes due 2020

No.[ ]	$[ ]
HANESBRANDS INC.
promises to pay to Cede & Co. or registered assigns, the principal sum of [          ] DOLLARS on December 15, 2020.
Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1

HANESBRANDS INC.
By:
Name:
Title:

HANESBRANDS INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture:

BRANCH BANKING AND TRUST COMPANY, as Trustee
By:
Name:
Title:

[Back of Note]
6.375% Senior Notes due 2020
This Note is one of a duly authorized issue of debentures, notes or other debt instruments of Hanesbrands Inc., a Maryland corporation (the “Company”), issued and to be issued in one or more series under an indenture, dated as of August 1, 2008 (the “Base Indenture”), between the Company and the Trustee. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase, or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture.
This Note is a series of Securities of the Company (herein called the “Notes”), initially limited in aggregate principal amount to $1,000,000,000, designated pursuant to the Base Indenture, as amended and supplemented by the Fourth Supplemental Indenture, dated as of November 9, 2010 (the “Supplemental Indenture”), among the Company, the Subsidiary Guarantors and the Trustee (the Base Indenture, as amended and supplemented by the Supplemental Indenture is referred to herein as the “Indenture”).
Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.
1. Interest.
The Company promises to pay interest on the principal amount of this Note at the rate per annum equal to 6.375%. The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “ Interest Payment Date “). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be June 15, 2011. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, interest and premium, if any, at the above rate, to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
The interest rate on the Notes will in no event be higher than the maximum rate permitted by applicable law.
2. Method of Payment.
The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.04 of the Supplemental Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest, and premium, if any, on all Global Securities and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3. Paying Agent and Registrar.
Initially, Branch Banking and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
4. Indenture and the Trust Indenture Act.
The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. This Note is a “Global Security” and the Notes are “Global Securities” under the Indenture.
5. Optional Redemption.
At any time prior to December 15, 2013, the Company may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 106.375% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 65% of the original aggregate principal amount of the Notes issued on the Closing Date remains outstanding after each such redemption and the redemption occurs within 180 days after the closing of the related Equity Offering.
On and after December 15, 2015, the Company may, at its option, redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount of the Notes), plus accrued and unpaid interest and Special Interest, if any, on the Notes, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2015	103.188%
2016	102.125%
2017	101.062%
2018 and thereafter	100.000%
At any time prior to December 15, 2015, the Company may, at its option, also redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, the Redemption Date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date).
Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
The Company may acquire Notes by means other than a redemption or required repurchase, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.
6. Mandatory Redemption.
The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
7. Repurchase at the Option of Holder.
If a Change of Control occurs, the Company will make a Change of Control Offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, including Special Interest, if any, on the Notes repurchased, if any, to, but not including, the date of purchase, subject to the rights of the Holders on the relevant record date to receive interest due on the relevant interest payment date.
If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, in which the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to Section 4.10 of the Supplemental Indenture totals at least $100.0 million, the Company must commence, not later than the last Business Day of the month in which such Excess Proceeds exceed $100.0 million, and consummate an Offer to Purchase from the Holders (and, if required by the terms of any Pari Passu Indebtedness, from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to Section 4.10 of the Supplemental Indenture, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture and the amount of Excess Proceeds shall be reset to zero. Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.
8. Notice of Redemption.
At least 30 days but not more than 60 days before a Redemption Date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 of the Supplemental Indenture.

9. Denominations, Transfer, Exchange.
The Notes are issued in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the registrar for any registration of transfer or exchange of Notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
10. Persons Deemed Owners.
The registered Holder of a Note may be treated as its owner for all purposes.
11. Amendment, Supplement and Waiver.
Subject to certain exceptions, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture (including, without limitation, Section 4.10 and 4.15 of the Supplemental Indenture), the Note Guarantees and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 of the Supplemental Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.03 of the Supplemental Indenture shall determine which Notes are considered to be “outstanding”.
Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Note Guarantees: to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to conform the text of the Indenture to any provisions of the “Description of Notes” section of the offering memorandum to the extent that a portion of that “Description of Notes” section of the offering memorandum was intended to be a verbatim recitation of the Indenture or the Notes; to provide for the issuance of additional Notes under the Indenture to the extent otherwise so permitted under the terms of the Indenture; to comply with the provisions described under Section 4.18 or Section 5.01 of the Supplemental Indenture; to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; to evidence and provide for the acceptance of appointment by a successor Trustee; to add a Subsidiary Guarantor; or to make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder.

12. Defaults and Remedies.
Events of Default include: (i) default for 30 days in the payment when due of interest, including Special Interest, if any, on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes; (iii) (A) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions of Section 4.15 of the Supplemental Indenture or (B) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 of the Supplemental Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions of Section 4.07, Section 4.09 or Section 4.10 of the Supplemental Indenture; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary), whether such Indebtedness or Guarantee now exists or is created after the date of the Indenture, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default; or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $100.0 million or more; (vii) failure by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;(viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms its obligations under its Note Guarantee; (ix) the Company or any of its Restricted Subsidiaries that would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a custodian of it or for all or substantially all of its property; or (D) makes a general assignment for the benefit of its creditors; and (x) court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case; (B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; or (C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 of the Supplemental Indenture that occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. If any other Event of Default occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (6) of Section 6.01 of the Supplemental Indenture has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (6) of Section 6.01 of the Supplemental Indenture shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.
13. Trustee Dealings with Company.
The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliates of the Company, with the same rights it would have if it were not the Trustee.
14. No Recourse Against Others.
A director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
15. Authentication.
This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
16. Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
17. CUSIP Numbers.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Repayment to the Company.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust pursuant to Section 8.04 or Section 12.01 of the Supplemental Indenture for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
19. Governing Law.
THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Hanesbrands Inc.
  1000 East Hanes Mill Road
  Winston-Salem, North Carolina 27105
  Attention: Corporate Secretary

ASSIGNMENT FORM
     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
____________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _________________________ attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.
Dated:_______________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever. Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

[For Definitive Notes only]
OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to either Section 4.10 or Section 4.15 of the Indenture, as applicable, check the corresponding box:
Section 4.10 ☐ Section 4.15 ☐
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, as applicable, state the amount in principal amount:
$______________
Date:________________

Your Signature:

(Sign exactly as your name appears on the other side of this Note.)
Tax Identification No.:

Signature Guarantee*:________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

Schedule of Exchanges of Interests in the Global Note *
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of decrease	Amount of increase	of this Global Note	Signature of
	in Principal Amount	in Principal Amount	following such	authorized officer
	of	of	decrease	of Trustee or
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian

EXHIBIT B
FORM OF NOTATION OF GUARANTEE
     For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the indenture, dated as of August 1, 2008 (the “ Base Indenture”), among Hanesbrands Inc. (the “Company ”), the Subsidiary Guarantors party thereto and Branch Banking and Trust Company, as trustee (the “Trustee”), as amended and supplemented by the Fourth Supplemental Indenture, dated as of November 9, 2010 (the “Supplemental Indenture”), among the Company, the Subsidiary Guarantors and the Trustee (Base Indenture, as amended and supplemented by the Supplemental Indenture is referred to herein as the “Indenture”) (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, the due and punctual payment of Special Interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.
     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.
[NAME OF SUBSIDIARY GUARANTOR(S)]

By:
Name:
Title:

B-1

EXHIBIT C
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
     THIS SUPPLEMENTAL INDENTURE (the “[_______] Supplemental Indenture”), dated as of         , 20__, among (the “Guaranteeing Subsidiary”), a subsidiary of Hanesbrands Inc. (or its permitted successor), a Maryland corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Branch Banking and Trust Company, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Company has heretofore executed and delivered to the Trustee the indenture, dated as of August 1, 2008 (the “ Base Indenture”), among Hanesbrands Inc. (the “Company ”), the Subsidiary Guarantors party thereto and the Trustee, as amended and supplemented by the Fourth Supplemental Indenture, dated as of November 9, 2010 (the “Supplemental Indenture”), among the Company, the Subsidiary Guarantors and the Trustee (Base Indenture, as amended and supplemented by the Supplemental Indenture is referred to herein as the “Indenture”) providing for the issuance of the Company’s 6.375% Senior Notes due 2020 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “ Note Guarantee ”); and
     WHEREAS, pursuant to Section 9.01 of the Supplemental Indenture, the Trustee is authorized to execute and deliver this [___] Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 of the Supplemental Indenture.
4. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
5. Governing Law. THIS [___] SUPPLEMENTAL INDENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).
6. Counterparts. The parties may sign any number of copies of this [___] Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this [___] Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
IN WITNESS WHEREOF, the parties hereto have caused this [___] Supplemental Indenture to be duly executed and attested, all as of the date first above written.
     Dated:       , 20___
[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

HANESBRANDS INC.

By:
Name:
Title:

[EXISTING SUBSIDIARY GUARANTORS]

By:
Name:
Title:

[TRUSTEE]

By:
Authorized Signatory

EXHIBIT D
FORM OF CERTIFICATE OF TRANSFER
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, North Carolina 27105
Attention: Corporate Secretary
[TRUSTEE ADDRESS]
Attention: Corporate Unit
     Re: 6.375% Senior Notes Due 2020
Reference is hereby made to the Indenture, dated as of December 10, 2009, among Hanesbrands Inc., as issuer (the “Company”), the guarantors party thereto (the “Guarantors”) and Branch Banking and Trust Company, as supplemented by the Fourth Supplemental Indenture, dated as of November 9, 2010, among the Company, the guarantors and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a

Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
     (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
     (d) ☐ such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit F to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.
4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER
1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the.
(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or
(b)	☐ a Restricted Definitive Note.
2. After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(iii)	☐ Unrestricted Global Note (CUSIP _________); or
(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT E
FORM OF CERTIFICATE OF EXCHANGE
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, North Carolina 27105
Attention: Corporate Secretary
[TRUSTEE ADDRESS]
Attention: Corporate Unit
     Re: 6.375% Senior Notes Due 2020
Reference is hereby made to the Indenture, dated as of December 10, 2009, among Hanesbrands Inc., as issuer (the “Company”), the guarantors party thereto (the “Guarantors”) and Branch Banking and Trust Company, as supplemented by the Fourth Supplemental Indenture, dated as of November 9, 2010, among the Company, the guarantors and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer,

(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: ______________________

EXHIBIT F
FORM OF CERTIFICATE FROM
TRANSFEREE
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, North Carolina 27105
Attention: Corporate Secretary
[TRUSTEE ADDRESS]
Attention: Corporate Unit
     Re: 6.375% Senior Notes Due 2020
Reference is hereby made to the Indenture, dated as of December 10, 2009, among Hanesbrands Inc., as issuer (the “Company”), the guarantors party thereto (the “Guarantors”) and Branch Banking and Trust Company, as supplemented by the Fourth Supplemental Indenture, dated as of November 9, 2010, among the Company, the guarantors and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $____________ aggregate principal amount of:
(a) ☐ a beneficial interest in a Global Note, or
(b) ☐ a Definitive Note,
we confirm that:
1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company; (B) under a registration statement that has been declared effective under the Securities Act; (C) to a Person that we reasonably believe is a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); (D) in an offshore transaction complying with Rule 903 or Rule

F-1

904 of Regulation S under the Securities Act; or (E) under any other available exemption from the registration requirements of the Securities Act.
3. We understand that, prior to any transfer of the Notes pursuant to clause (E) of paragraph 2, we will be required to furnish to the Company such legal opinions as the Company may require and may rely upon to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We understand that we may also be required to furnish to you and the Company such certifications and other information as you or the Company may require and may rely upon to confirm that any transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
4. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5. We are not acquiring the Notes with a view towards any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion and on behalf of which we have the full power to make the foregoing acknowledgments, representations and agreements.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. We understand that you and the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agree that, if any of the foregoing acknowledgments, representations and agreements is no longer accurate, we will promptly notify you and the Company of such inaccuracy.

[Insert Name of Transferee]
By:
Name:
Title:

Dated: _______________________

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